SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2006

000-27763
(Commission file number)

SITESTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	88-0397234
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7109 Timberlake Road
Lynchburg, VA 24502
(Address of principal executive offices) (Zip Code)

(434) 239-4272
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective July 1, 2006, Registrant entered into a Definitive Agreement acquiring the dial-up internet related assets of First USA, Inc. an Ohio corporation. The deal consists of the acquisition of the dial-up customers, the related internet assets including the company name and domain names and a covenant not to compete agreement with the company and its management team. The total purchase was $725,000 which represented the fair value of the assets acquired. The transaction also consisted of a non-interest bearing promissory note of $475,000 payable over six months with the first payment of $250,000 paid at Closing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of and are included in this report pursuant to Item 601 of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2006

SITESTAR CORPORATION

By:	/s/ Frank Erhartic
Name: Frank Erhartic
Title: President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1	Definitive Asset Purchase Agreement
2	Covenant Not To Compete Agreement